Exhibit 32.2

CERTIFICATION

In connection with the Quarterly Report of Sherwood Brands, Inc. (the “Company”) on Form 10-Q for the period ending April 30, 2004, the undersigned hereby certifies that:

(1)                                  The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)                                  The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated: June 11, 2004

/s/ Christopher J. Willi
Christopher J. Willi
Chief Financial Officer and Secretary